SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2004

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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (A New York Corporation) P. O. Box 12904 Albany, New York 12212-2904 (518) 434-3049 www.energyeast.com	14-1798693
1-672	Rochester Gas and Electric Corporation (A New York Corporation) 89 East Avenue Rochester, New York 14649 (585) 546-2700	16-0612110

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.  Other Events
(See report on Form 10-Q for Energy East Corporation (Energy East) and Rochester Gas and Electric Corporation (RG&E) for the quarter ended March 31, 2004, Item 2(a) - Liquidity and Capital Resources, Joint Proposals in RG&E 2003 Electric and Gas Rate Proceeding, and Sale of Ginna Station and Relicensing, and the report on Form 8-K for Energy East and RG&E dated May 19, 2004.)

RG&E 2003 Electric and Gas Rate Proceeding: On May 26, 2004, RG&E issued a news release stating that it has accepted the New York State Public Service Commission (NYPSC) Order approving five-year electric and natural gas rate agreements that RG&E reached in March 2004 with the NYPSC Staff and other parties.

Sale of Ginna Station and Relicensing: On May 24, 2004, the Federal Energy Regulatory Commission approved the sale of the R. E. Ginna Nuclear Power Plant (Ginna) to Constellation Generation Group LLC. RG&E now expects to close the sale of Ginna by mid June 2004.

The news release is attached as Exhibit 99-1 to this document.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits
99-1	Rochester Gas and Electric Corporation's news release dated May 26, 2004.

Forward-looking Statements: This Form 8-K contains certain forward-looking statements that are based on management's current expectations and information that is currently available. Whenever used in this report, the words "estimate," "expect," "believe," "anticipate," or similar expressions are intended to identify such forward-looking statements. For a discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward-looking Statements" in Energy East's and RG&E's Annual Report on Form 10-K for the year ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 26, 2004	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Vice President, Treasurer and Secretary
ROCHESTER GAS AND ELECTRIC CORPORATION (Registrant) By /s/Joseph J. Syta Joseph J. Syta Controller and Treasurer